UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure

On March 10, 2023, Silicon Valley Bank was placed in receivership with the Federal Deposit Insurance Corporation (“FDIC”). On March 12, 2023, the FDIC announced that depositors of Silicon Valley Bank will have access to all of their funds starting Monday, March 13, 2023.

On March 12, 2023, Signature Bank was placed in receivership with the FDIC. On March 12, 2023, the FDIC announced that banking activities will resume on Monday, March 13, 2023.

Neither Horizon Technology Finance Corporation (the “Company”) nor Horizon Technology Finance Management LLC (“HTFM”), the investment adviser of the Company, maintain any deposit or other accounts or credit facilities with Silicon Valley Bank or Signature Bank, or their successors. Less than 2.5% of the fair value of the Company’s debt portfolio is junior in priority to a debt investment of Silicon Valley Bank or its successors. Less than 0.3% of the fair value of the Company’s debt portfolio is junior in priority to a debt investment of Signature Bank and its successors.

The Company and HTFM will continue to assess the impact on any of the Company’s portfolio companies from the Silicon Valley Bank and Signature Bank receiverships and will continue to assess any impact on the Company.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2023	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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